Exhibit 99.1

MoSys, Inc. Reports Third Quarter 2010 Financial Results

SANTA CLARA, Calif.--(BUSINESS WIRE)--October 28, 2010--MoSys, Inc., (NASDAQ: MOSY), a leading architect of serial chip-to-chip communications solutions that will deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs, today reported financial results for the third quarter ended September 30, 2010.

Third Quarter and Recent Highlights

  Reported total revenue of $3.8 million, an increase of 12 percent over the third quarter of 2009;
  Ended quarter with total cash and investments of $22.3 million;
  Taped out the first Bandwidth Engine™ integrated circuit (IC) (BE-1) in mid-July and received packaged BE-1 units;
  Made solid progress on characterizing, testing and preparing BE-1 for sampling late fourth quarter 2010; and
  Announced the GigaChip™ Alliance, an ecosystem of semiconductor device suppliers supporting the GigaChip Interface.

Management Commentary

“During the third quarter, revenue increased 12 percent over the third quarter of 2009, driven by revenue from our 1T-SRAM and high-speed interface SerDes and DDR3 IP,” commented Len Perham, President and Chief Executive Officer of MoSys. “Royalty revenue reflects continuing demand for our 1T-SRAM embedded memory solutions from licensees in the gaming and networking markets. We remain fully committed to our IP business. It will be our primary revenue generator in 2011, a key component of our long term growth plan, and it is, in fact, very synergistic with our Bandwidth Engine ICs.

“As announced in late July, we completed the design and verification of BE-1, the first in a family of system derived memories aimed at next generation switching and routing platforms. Packaged BE-1 units were received in mid-October, and we are gratified with the progress we are making testing and characterizing this exciting new system solution. At this point, we continue to believe we will be sampling BE-1 late in the fourth quarter of 2010. Customer interest in BE-1 remains very strong. During the quarter, we continued to make progress on the formation of the GigaChip Alliance, an ecosystem of semiconductor device suppliers committed to supporting our GigaChip interface, and, over the coming months, we expect additional companies to join our efforts in further advancing serial high-speed chip-to-chip communications at the board level.”

Mr. Perham concluded, “We continue to leverage our highly differentiated memory and high-speed interface IP to drive near- and long-term growth, while advancing the development of our Bandwidth Engine IC business. We are also focused on managing costs as we expand our business model to include fabless IC product offerings and bring an ever growing family of Bandwidth engine products to market.”

Third Quarter Results

Total net revenue for the third quarter of 2010 was $3.8 million, compared with $4.3 million reported in the second quarter of 2010 and $3.4 million in the third quarter of 2009.

Third quarter 2010 total revenue included licensing revenue of $1.5 million, compared with $2.0 million for the previous quarter and $1.3 million for the third quarter of 2009. Third quarter 2010 royalty revenue was $2.3 million, compared with $2.3 million in the previous quarter and $2.0 million for the third quarter of 2009.

Gross margin for the third quarter of 2010 was 81 percent, compared with 87 percent for the second quarter of 2010 and 80 percent for the third quarter of 2009. The sequential decrease in gross margin was primarily related to additional customization costs incurred on certain licensing projects.

Total operating expenses on a GAAP basis for the third quarter of 2010 were $9.2 million, which total was consistent with the previous quarter and compared with $7.8 million for the third quarter of 2009. Third quarter 2010 operating expenses included $0.7 million of amortization of intangible assets and $0.8 million of stock-based compensation expense.

GAAP net loss for the third quarter of 2010 was $6.2 million, or ($0.19) per share, compared with a net loss of $5.4 million, or ($0.17) per share, for the previous quarter and a net loss of $5.0 million, or ($0.16) per share, for the third quarter of 2009. The non-GAAP net loss for the third quarter of 2010 was $4.7 million, or ($0.15) per share, which excludes acquisition-related charges and stock-based compensation expense. A reconciliation of GAAP results to non-GAAP results is provided in the financial statement tables following the text of this press release.

Cash and investments totaled $22.3 million as of September 30, 2010, compared with $31.2 million as of June 30, 2010. The decrease in cash and investments includes payment in the third quarter of a $6.5 million earn-out related to the Prism acquisition.

Financial Results Webcast / Conference Call

MoSys will host a conference call and webcast with investors today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss the third quarter 2010 financial results and the business outlook. Investors and other interested parties may access the call by dialing 1-866-713-8566 in the U.S. (1-617-597-5325) outside of the U.S.), and entering the pass code 59933822 at least 10 minutes prior to the start of the call. In addition, an audio webcast will be available through the MoSys Web site at http://www.mosys.com. A telephone replay will be available for 2 business days following the call at 888-286-8010 in the U.S. (617-801-6888 outside of the U.S.), pass code of 86212679.

Use of Non-GAAP Financial Measures

To supplement MoSys’ consolidated financial statements presented in accordance with GAAP, MoSys uses non-GAAP financial measures that exclude from the statement of operations the effects of restructurings, stock-based compensation and certain acquisition-related charges, including amortization of acquired intangible assets, transaction costs and contingent compensation charges. MoSys’ management believes that the presentation of these non-GAAP financial measures is useful to investors and other interested persons because they are one of the primary indicators that MoSys’ management uses for planning and forecasting future performance. MoSys’ management believes that the presentation of non-GAAP financial measures that exclude these items is useful to investors because MoSys’ management does not consider these charges part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that would be used to evaluate management’s operating performance.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is provided in a table below the Condensed Consolidated Statements of Operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the Form 8-K dated October 28, 2010, that the Company filed with the Securities and Exchange Commission.

Forward-Looking Statements

This press release may contain forward-looking statements about the Company, including, without limitation, benefits and performance expected from use of the Company’s embedded memory and interface technologies, anticipated benefits and performance expected from the Bandwidth Engine product and the Company’s future markets and future business prospects.

Forward-looking statements are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited, to the following:

  customer acceptance of our proprietary embedded memory and interface technologies and ICs;
  timing and nature of the license agreements to be entered into with our customers and their requests for our services under existing license agreements;
  timing of customer acceptance of our work under such agreements;
  level of commercial success of licensees’ products, ease of manufacturing and yields of devices incorporating our proprietary technologies;
  our ability to enhance our existing proprietary technologies and develop new technologies;
  difficulties and delays in the development, production, testing and marketing of the Bandwidth Engine ICs;
  anticipated costs and technological risks of developing and bringing ICs to market;
  willingness of our manufacturing partners to assist successfully with the fabrication of Bandwidth Engine ICs;
  availability of quantities of ICs supplied by our manufacturing partners at a competitive cost;
  our lack of recent experience as a fabless semiconductor company making and selling proprietary ICs;
  level of intellectual property protection provided by our patents, the expenses and other consequences of litigation, including intellectual property infringement litigation, to which we may be or may become a party from time to time;
  vigor and growth of markets served by our licensees and customers and operations of the Company; and

other risks identified in the Company’s most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, as well as other reports that MoSys files from time to time with the Securities and Exchange Commission. MoSys undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

About MoSys, Inc.

MoSys, Inc. (NASDAQ: MOSY) is a leading provider of serial chip-to-chip communications solutions that deliver unparalleled bandwidth performance for next generation networking systems and advanced system-on-chip (SoC) designs. MoSys’ Bandwidth Engine™ family of ICs combines the company’s patented 1T-SRAM® high-density memory technology with its high-speed 10 Gigabits per second (Gbps) SerDes interface (I/O) technology. A key element of Bandwidth Engine technology is the GigaChip™ Interface, an open, CEI-11 compatible interface developed to enable highly efficient serial chip-to-chip communications. MoSys' IP portfolio includes SerDes IP and DDR3 PHYs that support data rates from 1 - 11 Gbps across a variety of standards. In addition, MoSys offers its flagship, patented 1T-SRAM and 1T-Flash® memory cores, which provide a combination of high-density, low power consumption, high-speed and low cost advantages for high-performance networking, computing, storage and consumer/graphics applications. MoSys IP is production-proven and has shipped in more than 325 million devices. MoSys is headquartered in Santa Clara, California. More information is available on MoSys' website at http://www.mosys.com.

MoSys, 1T-SRAM and 1T-Flash are registered trademarks of MoSys, Inc. The MoSys logo, Bandwidth Engine and GigaChip are trademarks of MoSys, Inc. All other marks mentioned herein are the intellectual property of their respective owners.

MOSYS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2010	2009 (1)	2010	2009 (1)

Net Revenue
Licensing	$1,494	$1,332	$5,060	$2,162
Royalty	2,282	2,036	6,535	5,753
Total net revenue	3,776	3,368	11,595	7,915

Cost of Net Revenue
Licensing	735	675	2,058	1,272
Total cost of net revenue	735	675	2,058	1,272

Gross Profit	3,041	2,693	9,537	6,643

Operating Expenses
Research and development	6,779	5,184	18,614	12,995
Selling, general and administrative	2,435	2,113	7,201	6,686
Acquisition-related costs	-	488	1,182	922
Restructuring charges	-	-	-	706
Total operating expenses	9,214	7,785	26,997	21,309

Loss from operations	(6,173)	(5,092)	(17,460)	(14,666)

Other income, net	8	139	200	493
Loss before income taxes	(6,165)	(4,953)	(17,260)	(14,173)

Provision for income taxes	(33)	(3)	(91)	(36)

Net loss	$(6,198)	$(4,956)	$(17,351)	$(14,209)

Net loss per share
Basic and diluted	($0.19)	($0.16)	($0.55)	($0.45)

Shares used in computing net loss per share
Basic and diluted	31,946	31,205	31,616	31,239

(1) Financial statements have been revised to reflect immaterial increases in stock-based compensation resulting from calculation errors in the third-party stock administration software used by the Company.

MOSYS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30,	December 31,
	2010	2009 (1)

Assets
Current assets:
Cash, cash equivalents and investments	$16,783	$31,338
Accounts receivable, net	807	739
Unbilled contract receivables	194	1,022
Prepaid expenses and other assets	2,392	3,235
Total current assets	20,176	36,334

Long-term investments	5,556	9,098
Property and equipment, net	2,158	1,561
Goodwill	23,134	22,787
Intangible assets, net	6,909	4,616
Other assets	1,128	1,147
Total assets	$59,061	$75,543

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,126	$514
Accrued expenses and other liabilities	2,208	1,862
Accrued acquisition-related costs	1,500	5,659
Deferred revenue	1,727	2,671
Total current liabilities	7,561	10,706

Long-term liabilities	75	136

Stockholders' equity	51,425	64,701

Total liabilities and stockholders’ equity	$59,061	$75,543

(1) Financial statement has been retroactively adjusted to reflect a decrease in the fair value of the contractual obligations assumed as part of the acquisition of Prism Circuits, Inc.

MOSYS, INC.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss Per Share
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2010	2009 (1)	2010	2009 (1)

GAAP net loss	$(6,198)	$(4,956)	$(17,351)	$(14,209)
Stock-based compensation expense
- Cost of net revenue	76	83	246	156
- Research and development	414	336	1,095	833
- Selling, general and administrative	343	414	955	1,119
Total stock-based compensation expense	833	833	2,296	2,108

Restructuring charges (2)	-	-	-	706
Amortization of intangible assets (3)	678	643	2,147	820
Acquisition-related contingent compensation charges (4)	-	488	987	622
Acquisition-related transaction costs (5)	-	-	195	300

Non-GAAP net loss	$(4,687)	$(2,992)	$(11,726)	$(9,653)

GAAP net loss per share	($0.19)	($0.16)	($0.55)	($0.45)
Reconciling items
- Stock-based compensation expense	0.03	0.03	0.07	0.07
- Restructuring charges (2)	-	-	-	0.02
- Amortization of intangible assets (3)	0.01	0.02	0.07	0.02
- Acquisition-related contingent compensation charges (4)	-	0.01	0.03	0.02
- Acquisition-related transaction costs (5)	-	-	0.01	0.01

Non-GAAP net loss per share: Basic and diluted	($0.15)	($0.10)	($0.37)	($0.31)

Shares used in computing non-GAAP net loss per share
Basic and diluted	31,946	31,205	31,616	31,239

(1) Amounts of stock-based compensation expense have been revised from those reported or announced previously to reflect immaterial increases in stock-based compensation resulting from calculation errors in the third-party stock administration software used by the Company.

(2) Charges related to the exit of the analog/mixed-signal product lines, closure of the Korea office and lease contract termination costs.

(3) Non-cash charges for amortization of intangibles arising from acquired assets.

(4) Contingent earn-out compensation charges arising from acquisitions. Amounts included in research and development (R&D) and selling, general and administrative (SG&A) expenses for the nine months ended September 30, 2010 are $842,000 and $145,000, respectively. Amounts for the three and nine months ended September 30, 2009 are included in R&D expenses.

(5) Charges primarily related to legal and accounting fees incurred for the acquisition of MagnaLynx, Inc. in March 2010 and Prism Circuits, Inc. in June 2009. These charges are included in SG&A expenses.

CONTACT:
MoSys, Inc.
Jim Sullivan, CFO, +1 408-418-7500
jsullivan@mosys.com
or
Shelton Group, Investor Relations
Beverly Twing, +1 972-239-5119 ext. 126
Sr. Acct. Manager
btwing@sheltongroup.com